As filed with the Securities and Exchange Commission on December 8, 2005
                           Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              PHARMION CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                             84-1521333
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                2525 28th Street
                             Boulder, Colorado 80301
                    (Address of principal executive offices)

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                 Pharmion Corporation 2000 Stock Incentive Plan
        Pharmion Corporation 2001 Non-Employee Director Stock Option Plan
                            (Full title of the plans)
--------------------------------------------------------------------------------

                               Patrick J. Mahaffy
                      President and Chief Executive Officer
                              Pharmion Corporation
                                2525 28th Street
                             Boulder, Colorado 80301
                                 (720) 564-9100
 (Name, address and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

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                                    Copies to
                              Peter H. Jakes, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE

========================= ================ ==================== ==================== =====================
 Title of securities to     Amount to be     Proposed maximum     Proposed maximum        Amount of
     be registered         registered (1)   offering price per   aggregate offering  registration fee (2)
                                                 share (2)            price (2)
------------------------- ---------------- -------------------- -------------------- ---------------------
Common Stock, $0.001
par value per share          2,150,000            $18.23             $39,194,500          $4,193.81
==========================================================================================================

   (1) This Registration Statement covers 2,000,000 shares of the common stock of Pharmion Corporation, $0.001 par value per share (the "Common Stock"), issuable pursuant to the Pharmion Corporation 2000 Stock Incentive Plan and 150,000 shares of Common Stock issuable pursuant to the Pharmion Corporation 2001 Non-Employee Director Stock Option Plan (collectively, the "Plans"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

   (2) Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act.

                                Explanatory Note

     This Registration Statement on Form S-8, which incorporates by reference the Registrant's previous Registration Statements on Form S-8 (File No. 333-11158 and File No. 333-122474), is being filed by the Registrant solely to register additional securities issuable pursuant to its 2000 Stock Incentive Plan and 2001 Non-Employee Director Stock Option Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Pharmion Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, filed pursuant to the Exchange Act;

          (c) The Company's Current Reports on Form 8-K, filed on January 12, 2005, February 15, 2005, April 6, 2005, April 27, 2005, June 2, 2005, July
     26, 2005, October 25, 2005, and December 8, 2005, respectively, pursuant to the Exchange Act;

          (d) The Company's Registration Statements on Form S-8, Registration No. 333-122474 filed on February 2, 2005, and Registration No. 333-11158 filed on December 12, 2003, pursuant to the Exchange Act; and

          (e) The description of the Common Stock, which is incorporated by reference into the Company's Registration Statement on Form 8-A12G, filed on October 30, 2003, pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form S-1, under the caption "DESCRIPTION OF CAPITAL STOCK", Registration No. 333-108122, filed on August 21, 2003, pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.         EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plans.

     23.1      Consent of Independent Registered Public Accounting Firm.

     23.2      Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

     24 Power of Attorney (reference is made to the signature page hereto).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, Colorado, on the 5th day of December, 2005.

                                       Pharmion Corporation

                                       By: /s/ Patrick J. Mahaffy
                                           ------------------------------
                                           Patrick J. Mahaffy
                                           President and Chief Executive Officer

     Each of the undersigned officers and directors of Pharmion Corporation hereby severally constitutes and appoints Patrick J. Mahaffy and Erle T. Mast, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Patrick J. Mahaffy          President and Chief             December 5, 2005
--------------------------      Executive Officer
Patrick J. Mahaffy              Director (Principal
                                Executive Officer)


/s/ Judith A. Hemberger         Executive Vice President        December 5, 2005
--------------------------      and Chief Operating
Judith A. Hemberger             Officer; Director


/s/ Erle T. Mast                Chief Financial Officer         December 5, 2005
--------------------------      (Principal Financial
Erle T. Mast                    Officer and Principal
                                Accounting Officer)


/s/ Brian Atwood                Director                        December 5, 2005
--------------------------
Brian Atwood

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ James Blair                 Director                        December 5, 2005
--------------------------
James Blair


/s/ James Barrett               Director                        December 5, 2005
--------------------------
James Barrett


                                Director                        December _, 2005
--------------------------
Cam L. Garner


/s/ Edward J. McKinley          Director                        December 5, 2005
--------------------------
Edward J. McKinley


/s/ Thorlef Spickschen          Director                        December 5, 2005
--------------------------
Thorlef Spickschen


/s/ John Reed                   Director                        December 5, 2005
--------------------------
John Reed

                                INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------

     5 Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plans.

     23.1      Consent of Independent Registered Public Accounting Firm.

     23.2      Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

     24 Power of Attorney (reference is made to the signature page hereto).